                                                                   EXHIBIT 10.15

                               JUPITER PARTNERS LP






                                          April 20, 1998


Mr. John Grosso
Chief Executive Officer
PCA International, Inc.
815 Matthews Mint Hill Road
Matthews, North Carolina 18105

Dear John:

                  We are delighted that you and your management team have agreed to continue as principal executives of PCA International, Inc. (the "Company") following the consummation of the merger (the "Merger") pursuant to the Merger Agreement entered into today between our affiliate and the Company.


                  This letter agreement will confirm your and our agreement with respect to the arrangements between the Company and you as well as between the Company and your management team in connection with, and following, the Merger.


                  In connection with the Merger, you agree that you will maintain $1,950,000 of equity in the surviving company. In addition, other members of your management team will maintain at least $1,550,000 and not more than $3,050,000 of equity in the surviving company. Such equity will be made up of a combination of the "roll-over" of shares of the Company which you had the other members of your management team currently own and/or the roll-over of "in-the-money" options of the Company. In addition, in your case, part of such equity will be purchased for cash.


                  We have also reached agreements regarding several other matters directly affecting the management and other employees of the Company. Our agreements cover the following:


                  1. The Employment and Noncompete Agreement with you dated as of June 9, 1997 will be terminated contemporaneously with the closing of the Merger and you will be paid $975,714.09 by the Company in connection therewith.

                  2. Contemporaneously with the closing of the Merger, you and the Company will enter into an Employment and Noncompete Agreement, a copy of which is attached hereto as Exhibit A.


                  3. Contemporaneously with the closing of the Merger, the Company and Bruce Fisher will enter into an Amendment No. 1 to Employment and Noncompete Agreement, a copy which is attached hereto as Exhibit B.


                  4. Contemporaneously with the closing of Merger, the Company and Eric Jeltrup will enter into an Amendment No. 1 to Employment and Noncompete Agreement, a copy of which is attached hereto as Exhibit C.


                  5. Attached hereto as Exhibit D is a Management Term Sheet describing certain option grants and stock and option ownership arrangements between the Company and management and other employees of the Company. Although such arrangements are expected to be ultimately governed by a complete set of definitive documents entered into prior to the effectiveness of the Merger (including a Stock Option Plan and related Stop Option Agreements and a Stockholders Agreement), this letter agreement, when countersigned by you, will constitute a binding agreement between us with respect to the matters contained herein and in the Management Term Sheet. Attached hereto as Exhibit E are the Stock Option Plan, form of Stock Option Agreement and Stockholders Agreement used by us in another transaction. The definitive form of the agreements entered into between the Company, us and the management and other employees of the Company will follow the form and substance of the documents attached as Exhibit E, with the changes therein necessary to conform the business arrangements among the parties to the arrangements reflected in the Management Sheet.


                  This letter agreement, when countersigned by you, will constitute a binding agreement on all of our parties to proceed in accordance with the terms hereof.


                                       2

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                  Please indicate your agreement by signing and returning to us the enclosed copy of this letter agreement.





                                                   Sincerely yours,


                                                   JUPITER PARTNERS II L.P.
                                                   By: Ganymede II LLC



                                                   By: /s/ John F. Klein
                                                      -------------------------
                                                       John F. Klein

ACCEPTED AND AGREED



/s/ John Grosso
-----------------------------------
John Grosso

                       EMPLOYMENT AND NONCOMPETE AGREEMENT

                  THIS EMPLOYMENT AND NONCOMPETE AGREEMENT ("Agreement"), made and entered into as of the ____ day of ________, 1998, by and between JOHN GROSSO, an individual resident of Charlotte, North Carolina ("Employee"), and PCA INTERNATIONAL, INC., a North Carolina corporation with its principal executive offices located in Matthews, North Carolina (the "Company").

                              BACKGROUND STATEMENT

                  On June 9, 1997, Employee and the Company entered into an Employment and Noncompete Agreement (the "Prior Employment Agreement"). The Prior Employment Agreement has terminated in accordance with paragraph 5(a)(iii) thereof and Employee has been paid the amounts due thereunder. The Company now desires to ensure that the services of Employee will continue to be available to it on a mutually satisfactory basis. In the course of his employment with the Company, Employee has had access to trade secrets and proprietary information of the Company and will, as an employee of the Company, continue to have access to trade secrets and proprietary information of the Company. Accordingly, Employee has and will continue to acquire the knowledge and ability to compete with the Company. The Company has offered Employee an employment agreement on the terms and pursuant to the conditions hereof, including the stability and security provided to Employee by the arrangement provided for herein. The parties agree that the execution and delivery of this Employment Agreement is a condition precedent to the benefits extended to Employee hereunder. Employee agrees that the benefits provided for herein are adequate and sufficient consideration for the covenants made by Employee hereunder, including, without limitation, the covenants not to compete.

                  IN CONSIDERATION of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Employment. Subject to the terms and conditions stated herein, and in consideration of Employee's obligations and covenants, including without limitation, those obligations and covenants set forth in Section 6 hereof, the Company agrees to employ Employee on an active and full-time basis, and Employee accepts such employment, as President, Chief Executive Officer and a member of the Board of Directors, subject to the order, supervision and direction of the Board of Directors of the Company (the "Board").

                  2. Duties. Employee shall serve the Company as President, Chief Executive Officer and a Director and shall devote substantially all of his business time, skill and best efforts to the business of the Company and faithfully perform such executive, administrative and supervisory duties as may be prescribed by the Board. Employee shall act at all times in compliance, in all material respects, with all policies, rules and decisions adopted from time to time by the Board of which Employee shall have received written notice. The Board shall deal with the Employee in good faith and shall not require that Employee be required to relocate his residence, travel to the extent that he must spend more nights away from home than are reasonably required to further the

Company's business, or perform tasks which would be demeaning or degrading to one in his position.

                  3. Term of Employment; Evergreen Provisions. (a) The term of Employee's employment by the Company hereunder shall commence as of the date hereof, _______, 1998, and shall continue for a period of four (4) years after such commencement date or to such later date to which the term of this Agreement may be extended pursuant to this Section 3 (the "Term of Employment"). The Term of Employment shall be evergreen and shall be extended automatically for one day effective at 5:00 p.m. of each day. As a result, the remaining Term of Employment shall always be, and never be less than, four (4) years.

                  4. Base Compensation and Benefits. (a) The annual base compensation rate to be paid to Employee for the services to be rendered hereunder shall be Three Hundred Fifty Thousand Dollars ($350,000.00), payable in accordance with the Company's normal payroll practices, subject to applicable federal and state income and social security tax withholding requirements (the "Base Rate").

                     (b) Employee's Base Rate may be reviewed from time to time by the Board and adjusted upward as Employee's performance, the performance of the Company and other pertinent factors warrant at any time during the term of this Agreement.

                     (c) Employee shall have the right to fully participate in any Management Bonus Program to the same extent or greater than as previously provided to Employee prior to the execution of this Agreement. Any bonus payable to Employee under such Management Bonus Program shall be paid in a manner consistent with the Company's past practice with respect to payment of bonuses. Notwithstanding the foregoing, any bonus opportunity provided to Employee under a current or future Management Bonus Program shall at least equal an opportunity to earn up to sixty percent (60%) of the Base Rate for the year to which such bonus relates. Any operating or financial objectives on an annual basis related to the payment of the annual bonus award to the Employee will be consistent with and equal to the same operating or financial objectives for any of the Company's other senior executives.

                     (d) Employee shall be entitled to receive such benefits as were afforded to Employee prior to the execution of this Agreement including but not limited to the following:

                         (i) Employee shall be entitled to twenty-one (21) days
                     of paid vacation during each year of employment plus all Company sponsored holidays;

                         (ii) Employee shall be entitled to sick leave in
                     accordance with the plans and policies established by the Company for all employees;

                         (iii) Employee shall be entitled to such medical
                     insurance, life insurance and disability and salary continuation benefit programs, if any, as are provided by the Company to its employees from time to time; and

                         (iv) Employee shall be entitled to participation in the
                     Company's 401K Plan, pension plan and/or profit sharing plans.

                     (e) The Company shall reimburse Employee for those expenses that are incurred by him in connection with the performance of his duties under this Agreement, are consistent with Company policies and practices, and are reasonably related to the business of the Company.

                  5. Events of Termination. (a) The following shall be events of termination under this Agreement: (i) termination by the Company without cause;
(ii) termination as a result of Employee's death or total disability (as defined in the long term disability plan maintained by the Company); and (iii) termination by the Company for Cause. The effective date for all such terminations shall hereafter be referred to as the "Termination Date".

                     (b) In the event of a termination of this Agreement in accordance with subparts (i) or (ii) above, within ten (10) business days after the Termination Date, the Company shall pay to Employee, (or, in the event of his death, his written designee or, if he has no written designee, to his spouse or, if he leaves no spouse and has no written designee, to his estate,) in cash a lump sum amount equal to forty-eight (48) months of average monthly compensation received during the preceding five (5) year period and calculated as follows: Employee's total cash and non-cash compensation from the Company as reported on line one (1) of his form W-2s (total wages, tips, and other compensation) for the five (5) calendar year period immediately preceding the Termination Date will be divided by sixty (60) to determine an average monthly compensation rate for the prior five (5) year period and then such amount shall be multiplied by forty-eight (48). In addition, all options or other rights to acquire the Company's Common Stock, $.20 par value per share, (the "Stock") previously granted to Employee shall immediately become fully vested without any further action on behalf of either Employee or the Company and notwithstanding any contrary provision in any stock option plan, agreement or similar document and Employee shall have a period beginning on the Termination Date and ending twelve months thereafter to exercise any stock options or right to acquire the Stock.

                     (c) The Board of Directors shall have the right at any time, without advance notice, to terminate Employee's employment for cause, as hereinafter defined ("Termination for Cause") or without cause. Termination for Cause shall mean termination because of conviction by a court of competent jurisdiction of theft from the Company, conviction by a court of competent jurisdiction of embezzlement of the Company's funds, conviction by a court of competent jurisdiction of falsification of the Company's records, conviction by a court of competent jurisdiction of fraud committed against the Company, conviction by a court of competent jurisdiction of a felonious criminal act involving the Company or while engaged in conduct of the Company's business, incompetence due to the use of or reporting to work under the influence of alcohol, narcotics, other unlawful drugs or controlled substances, legal incapacity, insanity, act or acts involving dishonesty or misconduct which have or may reasonably be expected to have a material adverse effect on the business or reputation of the Company, breach of fiduciary duty to the Company, willful and substantial failure to perform stated duties or lawful directives of the

Board subject to the provisions of Section 2 hereof, or material breach of any provision of this Agreement.

                     (d) In the event of a Termination for Cause, Employee shall have no right thereafter to receive any compensation or other benefits from the Company, except for base salary accrued but unpaid and expenses incurred but not repaid to Employee, in each case only until the effective date of Termination for Cause, and COBRA and rights under vested stock option grants, 401(k), vacation plans and other accrued and vested employee benefits.

                     (e) The provisions of Section 6 hereof shall continue to be binding on the parties hereto notwithstanding the termination without cause or Termination for Cause of Employee.

                  6. Noncompetition, Secrecy and Inventions.

                     (a) Employee specifically acknowledges and agrees that his employment with the Company will bring him in personal contact with accounts and customers of the Company, and will enable him to acquire valuable information as to the nature and character of the business of the Company and the requirements of the accounts and customers of the Company. Employee acknowledges and agrees that in the event he were to become employed by some other employer or enter the same or similar business as the Company on his own or in conjunction with others in competition with the Company, such personal contacts with the customers and accounts of the Company and the knowledge of such valuable information would give to Employee an unfair competitive advantage.

                  Throughout the Term of Employment and for a period of two (2) years thereafter (Employee's Term of Employment and the two-year period thereafter, together, the "Term of the Covenants"), Employee shall not, directly or indirectly, as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, participate in or engage in the Lines of Business, as hereinafter defined; provided, however, that Employee may own up to one percent (1%) of the outstanding securities of any corporation which is engaged in the Lines of Business, so long as such securities are traded on a national securities exchange or are included in the National Association of Securities Dealers Quotation System. "Lines of Business" for purposes of this
Section 6 shall mean the provision of portrait photography services through itinerant or traveling operations or permanent studios or any other portrait photography service, the processing or developing of photographic film in connection with such provision and any other lines of business in which the Company may engage during the Term of Employment.

                     (b) In performing the covenants set forth in this Section 6 (all of the covenants of Employee set forth in this Section 6, together, the "Covenants Not to Compete"), Employee shall not, without limitation, during the Term of the Covenants engage in the Lines of Business with any of the following:

                     1. any client, account or customer of the Company, or any subsidiary or affiliate of the Company, that has done business with the Company or such affiliate or subsidiary within two (2) years of the date of any alleged competitive act by Employee;

                     2. any client, account or customer of the Company, or any subsidiary or any affiliate of the Company, that has transacted any business with the Company within the twelve months preceding the date of this Agreement;

                     3. Wal-Mart Stores, Inc. or any subsidiary thereof ("Wal-Mart");

                     4. any affiliate of Wal-Mart, including without limitation Sam's Wholesale Club, HYPERMART*USA and Wal-Mart SuperCenters (a "Wal-Mart Affiliate");

                     5.  KMart Corporation or any subsidiary thereof ("KMart");

                     6. any affiliate of KMart, including without limitation KMart SuperCenters (a "KMart Affiliate");

                     7.  PETsMART, Inc. or any subsidiary thereof ("PETsMART");

                     8.  any affiliate of PETsMART (a "PETsMART Affiliate");

                     9. any current or prospective institutional customer ("Institutional Customer");

                     10. CPI Corp.;

                     11. Lifetouch National School Studios, Inc.;

                     12. any Wal-Mart store that does business with the Company during the Term of the Covenants;

                     13. any Wal-Mart Affiliate store that does business with
                         the Company during the Term of the Covenants;

                     14. any Wal-Mart store with which the Company previously
                         conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     15. any Wal-Mart Affiliate store with which the Company
                         previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     16. any PETsMART store that does business with the Company during the Term of the Covenants;

                     17. any PETsMART Affiliate store that does business with
                         the Company during the Term of the Covenants;

                     18. any PETsMART store with which the Company previously
                         conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     19. any PETsMART Affiliate store with which the Company
                         previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     20. any Institutional Customer with which the Company
                         previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     21. any KMart store that does business with the Company
                         during the Term of the Covenants;

                     22. any KMart store that does business with the Company
                         during the Term of the Covenants;

                     23. any KMart store with which the Company previously
                         conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     24. any KMart Affiliate store with which the Company
                         previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                     25. Cifra, S.A. de C.V.;

                     26. Aurrera, S.A. de C.V., a subsidiary of Cifra, S.A. de
                         C.V.;

                     27. any other subsidiary of Cifra, S.A. de C.V.;

                     28. Olan Mills;

                     29. Expressly Portraits;

                     30. any employee or former employee of the Company, whose
                         employment with the Company terminated less than two
                         (2) years prior to Employee's association with such employee or former employee, within a ten-mile radius of any Wal-Mart store or any store in which the Company has engaged in the Lines of Business within six (6) months prior to Employee's engaging in the Lines of Business; or

                     31. any person or entity in the geographic areas listed in paragraph 10(c) hereinbelow.

                (c) In performing the Covenants Not to Compete, Employee shall not, without limitation, during the Term of the Covenants engage in the Lines of Business in any of the following geographic areas:

                     1.  The United States of America;

                     2.  The State of Alabama;

                     3.  The State of Arizona;

                     4.  The State of Arkansas;

                     5.  The State of California;

                     6.  The State of Colorado;

                     7.  The State of Connecticut;

                     8.  The State of Delaware;

                     9.  The District of Columbia;

                     10. The State of Florida;

                     11. The State of Georgia;

                     12. The State of Idaho

                     13. The State of Illinois;

                     14. The State of Indiana;

                     15. The State of Iowa;

                     16. The State of Kansas;

                     17. The State of Kentucky;

                     18. The State of Louisiana;

                     19. The State of Maine;

                     20. The State of Maryland;

                     21. The State of Massachusetts;

                     22. The State of Michigan;

                     23. The State of Minnesota;

                     24. The State of Mississippi;

                     25. The State of Missouri;

                     26. The State of Montana

                     27. The State of Nebraska;

                     28. The State of Nevada

                     29. The State of New Hampshire;

                     30. The State of New Jersey;

                     31. The State of New Mexico

                     32. The State of New York;

                     33. The State of North Carolina;

                     34. The State of North Dakota;

                     35. The State of Ohio;

                     36. The State of Oklahoma;

                     37. The State of Oregon;

                     38. The State of Pennsylvania;

                     39. The Commonwealth of Puerto Rico;

                     40. The State of Rhode Island;

                     41. The State of South Carolina;

                     42. The State of South Dakota;

                     43. The State of Tennessee;

                     44. The State of Texas;

                     45. The State of Utah

                     46. The State of Vermont;

                     47. The State of Virginia;

                     48. The State of Washington;

                     49. The State of West Virginia;

                     50. The State of Wisconsin;

                     51. The State of Wyoming;

                     52. Mexico;

                     53. Canada;

                     54. Puerto Rico;

                     55. South America;

                     56. Latin America;

                     57. Asia;

                     58. China; and

                     59. Counties in each State of the United States where the
                         Company has customers.

                     (d) As applied to the categories of persons, firms and entities and geographic areas covered by the Covenants Not to Compete, the provisions of paragraphs 6(b) and 6(c), respectively, shall be completely severable and independent, and any invalidity or unenforceability thereof as applied to any of such persons, firms or entities or geographic areas shall not affect the validity or enforceability thereof as applied to any one or more of the other persons, firms or entities or geographic areas.

                     (e) Throughout the Term of the Covenants, Employee shall not directly or indirectly cause or attempt to cause any supplier or customer of the Company, or any of its subsidiaries or affiliates, or any governmental body or public agency, not to do business with the Company or such subsidiary or affiliate or to transfer all or part of its business from the Company, or such subsidiary or affiliate, or otherwise interfere or attempt to interfere with any business relationship between the Company, or any of its subsidiaries or affiliates, and any of such suppliers, customers, government bodies or public agencies.

                     (f) Employee acknowledges that irreparable injury will result to the Company from any breach of the Covenants Not to Compete and there is no adequate remedy at law to redress a breach or threatened breach of the Covenants Not to Compete As a result of the foregoing, Employee agrees that the parties seeking to enforce any of such provisions shall be entitled to an injunction or other equitable relief against Employee to restrain him from such breach, and Employee waives any claim or defense that the Company has an adequate remedy at law for any such breach; provided, however, that nothing contained herein shall prohibit the Company, or any subsidiary or affiliate of the Company, from pursuing any other remedy it may have, including without limiting the generality of the foregoing the recovery of damages.

                     (g) If any court determines that any provision of this
Section 6, or any part thereof, is invalid or unenforceable, the remainder of this Section 6 shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any provision of this Section 6, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties agree that such court shall have the power to reduce the duration or scope of such provision, as the case may be, and the parties agree to request the court to exercise such power, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The provisions of this Section 6 shall survive the termination of this Agreement, for whatever reason.

                     (h) At all times, both during and after the termination of his employment, Employee shall keep and retain in confidence and shall not, without the prior written consent of the Company, disclose to any persons, firm or corporation or otherwise use for his own benefit or the benefit of another any of the proprietary, confidential or secret information or trade secrets of the Company. Further, Employee and the Company agree to keep confidential the terms and conditions of this Agreement except for such disclosure as may be required (i) in the event of a breach of this Agreement, (ii) compulsion by law or court order, or (iii) as may be required by any applicable provision of law.

                     (i) In consideration of employment, and the compensation paid to Employee as an employee of the Company, Employee hereby recognizes as the exclusive property of, and assigns, transfers and conveys to, the Company without further consideration each invention, discovery or improvement (hereinafter collectively referred to as "inventions") made, conceived, developed or first reduced to practice by Employee (whether alone or jointly with others) during the Term of Employment or within one (1) year thereafter which relates in any way to Employee's work at the Company or any of its subsidiaries or affiliates. Employee will communicate to the Company current written records of all such inventions, which records shall be and remain the property of the Company. Upon request by the Company, Employee will at any time execute documents assigning to the Company, or its designees, any such invention or any patent application or patent granted therefor, and will execute any papers relating thereto. Employee also will give all reasonable assistance to the Company, or its designee, regarding any litigation or controversy in connection with his inventions, patent applications, or patents, all expenses incident thereto to be assumed by the Company.

                  7. Governing Law. This Agreement shall be construed and governed under the laws of the State of North Carolina.

                  8. Binding Nature. Except as expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The obligations and covenants of Employee are personal in nature and, as such, are not assignable by him.

                  9. Entire Agreement; Prior Oral Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the matters set forth herein and supersedes all prior written and prior or contemporaneous oral agreements or understandings of the parties hereto. This Agreement confirms and sets forth the prior oral agreement of the parties as to the terms and conditions of Employee's employment by the Company stated herein, including without limitation, the obligations and covenants of Employee set forth in Section 6 hereof, and Employee's agreement to enter into a written employment agreement with the Company, as of the date his employment by the Company commenced, stating such terms and conditions. This Agreement may be changed or amended only by an agreement in writing signed by both parties hereto.

                  10. Severability, Invalidity or Unenforceability. The severability, invalidity or unenforceability of any paragraph or part of any paragraph herein shall not in any way affect the validity or enforceability of any other paragraph or any part of any other paragraph.

                  11. Prior Agreements and Covenants of Employee. Employee hereby warrants and represents that he is not a party to any agreement or binding obligation, oral or written, that would prevent his employment by the Company, and Employee's execution of this Agreement and his fulfillment of his duties and obligations hereunder do not and will not violate the provisions of any agreement, contract, loan document or other binding written or oral obligation.

                  12. Time of the Essence. Time is of the essence.

                  13. Arbitration. Any dispute arising in connection with this Agreement (other than with respect to Section 6) shall be finally and conclusively determined in accordance with the rules of the American Arbitration Association of Charlotte, North Carolina, whose determination shall be final and binding on the parties, be entitled to be enforced to the fullest extent permitted by law and be entered in any court of competent jurisdiction. Each party shall pay all fees, costs and expenses, including legal fees and expenses, incurred by such party in connection with any such arbitration, and the fees, costs and expenses of any arbitrator(s) appointed or selected pursuant to this
Section 13 shall be shared equally by the parties hereto.

                  14. Indemnification. To the fullest extent permitted or required by the laws of the State of North Carolina, the Company shall indemnify and hold harmless (including the advance payment of expenses) Employee, in accordance with the terms of such laws, if Employee is made a party, or threatened to be made a party, to any threatened, pending, or contemplated suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that

Employee is or was an officer or director of the Company or any subsidiary or affiliate of the Company, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding. The Company's obligations under this paragraph will survive the termination of this Agreement for any reason whatsoever.

                  15. D&O Liability Insurance. During the Term of Employment, the Company shall maintain customary directors' and officers' liability insurance.

                  16. Notices. Any notice, offer, acceptance or other document required or permitted to be given pursuant to any provisions of this Agreement shall be in writing, signed by or on behalf of the person giving the same, and (as elected by the person giving such notice) delivered by hand or mailed to the parties at the following addresses by registered or certified mail, postage prepaid, return receipt requested, or by a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery on a specified date:

                  If to Employee:       John Grosso
                                        9603 Tresanton Drive
                                        Charlotte, North Carolina 28210

                  If to the Company:    PCA International, Inc.
                                        815 Matthews-Mint Hill Road
                                        Matthews, North Carolina 28105

                  With copies to:       Thomas B. Henson
                                        ROBINSON, BRADSHAW & HINSON, P.A.
                                        One Independence Center
                                        101 North Tryon Street, Suite 1900
                                        Charlotte, North Carolina  28246-1900
                                        (704) 377-2536

or to such other address as any party hereto may designate by complying with the provisions of this Section 16.

                  Such notice shall be deemed given (i) as of the date of written acknowledgment by Employee or an officer of the Company if delivered by hand, (ii) seventy-two (72) hours after deposit in United States mail if sent by registered or certified mail or (iii) on the delivery date guaranteed by the third party delivery service if sent by such service.

                  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall not affect the date upon which the notice is deemed to have been given pursuant hereto. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt hereof.

                  IN WITNESS WHEREOF, John Grosso has set his hand and seal hereto and PCA International, Inc. has caused this Agreement to be executed and sealed in its name by its duly authorized officials as of the day and year first above written.

                                        EMPLOYEE:


                                                                         (SEAL)
                                        ---------------------------------
                                        JOHN GROSSO
                                        COMPANY:

                                        PCA INTERNATIONAL, INC.


                                        By:
                                            ----------------------------------
                                            --------------------
                                            Chairman of the Board


                                        By:
                                            ----------------------------------
                                            Bruce A. Fisher
                                            Senior Vice President and Chief
                                            Financial Officer

             AMENDMENT NO. 1 TO EMPLOYMENT AND NONCOMPETE AGREEMENT

                  This Amendment No. 1 To Employment and Noncompete Agreement (the "Amendment") is made and entered into as of the ____ day of ______, 1998, by and between PCA INTERNATIONAL, INC., a North Carolina corporation (the "Company"); and BRUCE A. FISHER, a citizen and resident of the State of North Carolina ("Employee").

                              Background Statement
                              --------------------

                  Employee and the Company entered into an Employment Agreement (the "Agreement") dated as of June 9, 1997. Employee and the Company have agreed to amend paragraph 4(a) to increase Employee's Base Rate. Capitalized words or phrases used herein without definition shall have the meanings ascribed to them in the Agreement.

                  NOW, THEREFORE, in consideration of the mutual duties and obligations set forth herein, and intending to be legally bound, the parties hereto agree as follows:

                  1. The Agreement is hereby amended by deleting paragraph 4(a) and replacing it with the following:

                  "The annual base compensation rate to be paid to Employee for the services to be rendered hereunder shall be Two Hundred Thousand Dollars ($200,000.00), payable in accordance with the Company's normal payroll practices, subject to applicable federal and state income and social security tax withholding requirements (the "Base Rate").

                  2. Except as set forth herein, the Agreement is ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                           Employee:


                                           -------------------------
                                           Bruce A. Fisher


                                           Company:

                                           PCA International, Inc.

                                                 -------------------------
                                           By:
                                                 -------------------------
                                           Its:

                               JUPITER PARTNERS LP





                                           April 20, 1998


Mr. Eric Jeltrup
PCA International, Inc.
815 Matthews Mint Hill Road
Matthews, North Carolina 18105

Dear Eric:

                  We are delighted that you have agreed to continue as a principal executive of PCA International, Inc. (the "Company") following the consummation of the merger (the "Merger") pursuant to the Merger Agreement entered into today between our affiliate and the Company.

                  This letter agreement will confirm your and our agreement with respect to the arrangements between the Company and you in connection with, and following, the Merger.

                  In connection with the Merger, you agree that you will maintain $900,000 of equity in the surviving company. Such equity will be made up of a combination of the "roll-over" of shares of the Company which you currently own and/or the roll-over of "in-the-money" options of the Company.

                  We have also reached agreements on the following:

                  1. Contemporaneously with the closing of the Merger, you and the Company will enter into an amendment No. 1 to Employment and Noncompete Agreement, a copy of which is attached hereto as Exhibit A.

                  2. Attached hereto as Exhibit B is a Management Term Sheet describing certain option grants and stock and option ownership arrangements between the Company and management and other employees of the Company. Although such arrangements are expected to be ultimately governed by a complete set of definitive documents entered into prior to the effectiveness of the merger (including a Stock Option Plan and related Stock Option Agreements and a Stockholders Agreement), this letter agreement, when countersigned by you, will constitute a binding agreement between us with respect to the matters contained herein and in the Management Term Sheet. Attached hereto as Exhibit E are the Stock Option Plan, form of Stock Option Agreement and Stockholders Agreement used by us in another transaction. The definitive form of the agreements entered into between the Company, us and the management and other employees of the Company will follow the form and substance of the documents attached as Exhibit E, with the changes therein necessary to conform the business arrangements among the parties to the arrangements reflected in the Management Term Sheet.

                  This letter agreement, when countersigned by you, will constitute a binding agreement on all of our parts to proceed in accordance with the terms hereof.

                  Please indicate your agreement by signing and returning to us the enclosed copy of this letter agreement.

                                            Sincerely yours,

                                            JUPITER PARTNERS II L.P.
                                            By:  Ganymede II LLC


                                            By:  /s/ John F. Klein
                                                 ------------------------------
                                                 John F. Klein


ACCEPTED AND AGREED


/s/ Eric Jeltrup
------------------------------
Eric Jeltrup


JFK/nb

             AMENDMENT NO. 1 TO EMPLOYMENT AND NONCOMPETE AGREEMENT


         This Amendment No. 1 To Employment and Noncompete Agreement (the "Amendment") is made and entered into as of the ____ day of ______, 1998, by and between PCA INTERNATIONAL, INC., a North Carolina corporation (the "Company"); and ERIC H. JELTRUP, a citizen and resident of the State of North Carolina ("Employee").

                              Background Statement

         Employee and the Company entered into an Employment Agreement (the "Agreement") dated as of June 9, 1997. Employee and the Company have agreed to amend paragraph 4(a) to increase Employee's Base Rate. Capitalized words or phrases used herein without definition shall have the meanings ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the mutual duties and obligations set forth herein, and intending to be legally bound, the parties hereto agree as follows:

         1. The Agreement is hereby amended by deleting paragraph 4(a) and replacing it with the following:

            "The annual base compensation rate to be paid to Employee for the services to be rendered hereunder shall be Two Hundred Fifty Thousand Dollars ($250,000.00), payable in accordance with the Company's normal payroll practices, subject to applicable federal and state income and social security tax withholding requirements (the "Base Rate").

         2. Except as set forth herein, the Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                              Employee:


                                              ---------------------------------
                                              Eric H. Jeltrup


                                              Company:

                                              PCA International, Inc.


                                              By:
                                                  -----------------------------
                                              Its:
                                                  -----------------------------

JUPITER PARTNERS L.P.                    PCA International Management Term Sheet
--------------------------------------------------------------------------------
TRANSACTION SUMMARY
-------------------

Company and Transaction          Jupiter Partners II L.P. ("Jupiter"), a
                                 Delaware limited partnership, will acquire
                                 outstanding common stock (the "Shares" or
                                 "Common Stock") of PCA International, Inc. (the
                                 "Company") (such purchase and related
                                 transactions hereafter identified as the
                                 "Transaction"). The Transaction would be
                                 accomplished through a cash and share merger of
                                 the Company with an affiliate to be formed by
                                 Jupiter and would be accounted for as a
                                 recapitalization.

Management                       Current and future managers of the Company
                                 ("Management" or "Managers").

Jupiter Transaction Fee and      Jupiter Partners Inc., an affiliate of Jupiter
Management Fee                   Partners II L.P., will be paid a transaction
                                 fee by the Company of 1% of the enterprise
                                 value of the Company upon the closing of the
                                 transaction, in addition to expenses incurred.
                                 The Company will not be charged (i) an annual
                                 "management" fee by Jupiter, or (ii) any
                                 director's fees for individuals affiliated with
                                 Jupiter.

COMMON STOCK
------------

Roll Over of Options and         Jupiter has committed to invest up to $54.3
Common Stock                     million to purchase Common Stock of the Company
                                 at $26.50 per share (the "Transaction Price").

                                 Each Senior Management shareholder (John
                                 Grosso, Eric Jeltrup, Bruce Fisher, Robert Wren and Michael Spencer) is required to roll over shares and in-the-money options. The minimum aggregate roll over by Senior Management shareholders is $3.5 million, the allocation of which has been previously scheduled by John
                                 Grosso.

                                 Management shareholders in aggregate (including
                                 Senior Management shareholders) may roll over up to $5.0 million of the value of their shares and in-the-money options.

                                 The roll over of equity by management will be in the form of roll-over shares for John Grosso and a combination of roll-over shares and roll-over options by each manager will be in ascending order or strike price (i.e. those options with the lowest strike price will be rolled over or retained by the manager.) The option roll-over will be structured in order to minimize the dilution allowable by accounting.

                                 Jupiter will endeavor to structure the
                                 transaction so that the use of existing stock to purchase Common Stock and existing options to purchase Roll-over Options in the Company can be done in a tax-efficient manner. However, this may not be possible and Managers are advised to consult their own counsel on this matter.

Roll over of Options and         As used hereafter in this document, unless
Common Stock                     otherwise specifically noted, both Shares and
(continued)                      Common Stock refer to both Shares acquired by
                                 exercise of Roll-over Options and Management
                                 Options ("Option Shares") and Shares acquired
                                 for cash or roll-over stock at the Transactions
                                 date ("Purchased Shares").

                                 Additional Common Stock may be available for purchase at fair market value ("FMV") by Managers expected to fill vacant positions on the Management team.

Dividends and Cash               In the event on a dividend or cash
Distributions                    distribution, Roll-over Option holders will be
                                 provided the opportunity to either: (i) pay-in
                                 the exercise price of the Roll-over Option and
                                 receive the distribution, or (ii) incur a
                                 reduction in the exercise price of such
                                 Roll-over Option to reflect such distribution.

Transferability                  Management Shares, Management Options and
of shares                        Roll-over Options are saleable when Jupiter is
                                 achieving or has achieved liquidity in its
                                 Shares.

                                 Management may sell or transfer any Option
                                 Shares or Purchased Shares pursuant to the appropriate provisions herein on the earlier of
                                 (i) the public listing of the Company's stock,
                                 (ii) the date Jupiter owns less than 20% of the shares it held as of the Transaction, (iii) six months prior to the expiration of the Options,
                                 (iv) a tag-along transaction, or (v) an
                                 applicable drag-along transaction.

                                 If the Company is public and Jupiter owns more than 20% of the Shares it held as of the Transaction, Management may only sell via the Piggyback Registration process (see below) or in proportion (utilizing the same methodology as in the Piggyback Registration provisions below) to Jupiter sales under Rule 144.



                                 If the Company is public and Jupiter owns less than 20% of the shares it held as of the Transaction, Management sales are only subject to normal securities law limitations.

                                 Managers may not elect to sell Roll-over
                                 Options or Management Options that are still subject to the Repurchase Rights provisions below related to termination without cause, resignation and death or disability.

                                 Managers may sell or transfer Shares when electing the Tag-Along provision and must sell when subject to the Jupiter Drag-Along provision.

Repurchase Rights on             The Company, first, (for a period of 90 days)
Management Options and           and Jupiter, second, (for a period of an
Roll-over Options                additional 90 days) have the right, but not the
                                 obligation, Roll-over Options to purchase a
                                 Manager's or Management Options under the
                                 following circumstances at the prices outlined
                                 below:

                                 Event                         Repurchase Right
                                 -----                         ----------------
                                 Death or Disability           No repurchase right
                                 Termination for Cause         Lower of Cost or Fair Market
                                                               Value
                                                               Repurchase Formula
                                 Termination without Cause     Lower of Cost or Fair
                                 Resignation                   Market Value



                                 The Fair Market Value will be determined by the Board of Directors. If the Company is private and the parties disagree regarding the Fair
                                 Market Value of the options then the parties will select an appraiser to determine the fair market value of the options (taking into consideration the lack of liquidity and non-control nature of such option). This appraisal remedy is only available to managers holding options valued in excess of $500,000.
                                 It is further understood that the holder will be responsible for the cost of the appraisal unless it is determined that the Board's initial valuation was inadequate.

                                 If the Company is public, the Fair Market Value will be equal to the average of the closing prices of the Common Stock over the prior thirty day period.

                                 The Company may utilize either cash or, if this is constrained by financing or other arrangements, a subordinated note (interest rate equals prime rate; maturity equals 2 years) as consideration when exercising its Repurchase
                                 Rights.

                                 The percent of a Manager's Roll-over Options or Management Options on which the Company has a repurchase right in the cases of termination without Cause and resignation is as follows:



                                 Anniversary from Closing             Repurchase Percentage
                                 ------------------------             ---------------------
                                 Before 1st anniversary                        100%
                                 Between 1st and 2nd anniversary                80%
                                 Between 2nd and 3rd anniversary                60%
                                 Between 3rd and 4th anniversary                40%
                                 Between 4th and 5th anniversary                20%
                                 After 5th anniversary                           0%



                                 If a Manager is terminated for Cause or
                                 breaches the Non-Compete agreement, the
                                 Repurchase Percentage on Roll-over Options and
                                 Management Options shall be 100% (excluding
                                 Shares previously sold in compliance with the various provision of this agreement) until the fifth anniversary of the Transaction.

Repurchase Rights on             After the fifth anniversary, the Repurchase
Management Options and           Percentage shall be 100% of Management Options
Roll-over Options                only (excluding Option Shares previously sold
(continued)                      in compliance with the various provisions of
                                 this agreement) in cases of termination for
                                 Cause or breaches of the Non-Compete.

                                 The exercise of the Repurchase Right by either the Company or Jupiter will not be subject to any Tag-Along or similar provisions available to other Management stockholders.

                                 The Repurchase Rights shall terminate only upon a Change in Control (see below).

                                 Repurchase Rights shall not apply to Shares previously sold subject to the Tag-Along, Drag-Along and Piggyback provisions (see below).

                                 The Repurchase Rights will apply to all
                                 Management Options and Roll-over Options but will not apply to Shares owned by the manager prior to the Transaction.

"Tag Along" Rights               In private transactions between Jupiter and
                                 third parties, the Managers have the right to
                                 sell a proportional number of their Shares,
                                 Management Options and Roll-over Options on the



                                 same terms and conditions which Jupiter is selling its Shares. For purposes of this provision, proportionality will be measured by including all Shares and Roll-over Options that are not subject to Repurchase Rights and all Management Options that are vested, exercisable and in-the-money.

                                 In public transactions, the Piggyback
                                 Registration provisions apply. Jupiter has similar tag-along rights when Management is eligible and proceeds to sell their shares in a non-public setting.

"Drag Along" Rights              At any time that Jupiter has agreed to sell
                                 Shares of Common Stock to any person, Jupiter
                                 shall be entitled to require all other holders
                                 to sell an equivalent portion of their Shares
                                 and Options in the transaction.

OPTIONS
-------

Management Options               The Company will arrange an Option plan
                                 that will make available to Managers Management
                                 Options that represent 12% of the primary
                                 shares outstanding of the Company as of the
                                 closing of the Transaction.

                                 Management Options will be granted at the closing of the Transaction. The remainder, if any, will be granted to new Managers within 18 months of closing.

                                 Of these Management Options, half (6% of the primary shares outstanding at the date of the Transaction) will vest over time (the "Time
                                 Options"), and the remainder (6% of the primary shares outstanding at the date of the Transaction) will vest provided the Company generates cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") for fiscal years ended January 1999, 2000, 2001 and 2002 (the "Performance Option Calculation
                                 Period") equivalent to or greater than the sum of Management's projection of EBITDA for the comparable time period (the "Performance
                                 Options"). Both the Time Options and the
                                 Management Options will be exercisable at the Transaction Price per share.

                                 Time Options will vest in equal portions on each of the first five anniversaries from grant. At the conclusion of the Performance
                                 Option Calculation Period, a portion of the Performance Options will vest provided the Company achieves at least 90% of the cumulative
                                 EBITDA target; all Performance Options will vest if the Company achieves 100%



                                 of the cumulative EBITDA target (vesting to be pro rata between 90% and 100%). In the event of a Change in Control prior to the conclusion of the Performance Option Calculation Period, the vesting of the Performance Options will be based on Company performance versus
                                 Management's projection of cumulative EBITDA from the Transaction date to the Change in Control. The EBITDA test will be adjusted if the Company makes any material acquisitions or divestitures.

                                 John Grosso will receive Management Options on
                                 3% of the primary shares outstanding at the date of the Transaction (1.5% Time Options and 1.5% Performance Options).

                                 The exercise prices of Management Options not granted at the closing of the Transaction will be determined by the Board of Directors at the time of grant.

                                 Time Options will expire 8 years from grant.
                                 Performance Options will expire 8 years from grant. The expiration of Roll-over Options will be extended to the earlier of: (i) a liquidity event; (ii) a Change in Control, or (iii) 8 years.

                                 Any shares acquired on exercise of Options will be subject to provisions of Repurchase Rights, Drag-Along, Tag-Along and Registration Rights.

Acceleration of Vesting on       On a Change in Control, all Options will vest
Change in Control                and must be exercised prior to or simultaneous
                                 with the Change in Control transaction. Upon a
                                 Change of Control, unexercised Options are
                                 canceled.

                                 If more than 50% of the Company's Shares are sold but a Change in Control has not occurred, the Board may, at its sole discretion, immediately vest all, or a portion of, unvested
                                 Options and then require exercise on all vested options within a specific time period.

Definition of Change in          A Change in Control will occur when (i) Jupiter
Control                          has received cash proceeds from the sale of 50%
                                 or more of the Common Stock purchased on the
                                 Transaction date, and (ii) the Company is not
                                 public following the transaction by which
                                 Jupiter sold its stake.

Cancellation of Management       The Company has the right to cancel Management
Options                          Options under the following circumstances as
                                 follows:

                                 Event                          Options Cancelable
                                 -----                          ------------------
                                 Death or Disability            Unvested Options only
                                 Termination for Cause          All Options
                                 Termination without Cause      Unvested Options only
                                 Resignation                    Unvested Options only


Required Exercise of             Under the following circumstances, vested
Management Options               Management Options must be exercised within the
                                 time frames outlined below. Any Management
                                 Options not exercised during the appropriate
                                 period are canceled.


                                 Event                          Accelerated Exercise Period
                                 -----                          ---------------------------
                                 Death or Disability            No acceleration
                                 Termination for Cause          All Options canceled
                                 Termination without Cause      No acceleration
                                 Resignation                    60 days


REGISTRATION RIGHTS
-------------------

Demand Registration Rights       Jupiter shall be allowed six Demand
                                 Registrations at the Company's expense at any
                                 time.

Piggyback Registration Rights    In a public offering of shares, the Management
                                 shareholders have the right to sell their
                                 Shares and Roll-over Options in a proportion
                                 equal to one-half the proportion of the number
                                 of shares sold by Jupiter until Jupiter has
                                 sold 50% of the shares it held prior to an
                                 initial public offering. For purposes of this
                                 provision, proportionality will be measured by
                                 including all Shares and Roll-over Options that
                                 are not subject to Repurchase Rights and all
                                 Management Options that are vested, exercisable
                                 and in-the-money.

                                 After Jupiter has sold 50% of the shares it held prior to an initial public offering, the Management shareholders may register their shares in equal proportion to Jupiter in any registered offering.

                                 Former Management will only retain these registration rights to the extent that their employment ended due to death or disability or they were terminated without Cause.

                                 In any public offering of shares, Jupiter shall have Piggyback Registration rights.